EXHIBIT 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of June 16, 2010, by and among CAS Medical Systems, Inc., a Delaware corporation, located at 44 East Industrial Road, Branford, Connecticut 06405 (the “Company”), and the respective subscribers identified on Exhibit A hereto (each, a “Subscriber” and collectively, the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall severally purchase, an aggregate of up to 1,500,000 shares (the “Shares”) of common stock of the Company, par value $0.004 per share (the “Common Stock”), at a price per share of $1.40 (the “Per Share Purchase Price”), for an aggregate purchase price of up to $2,100,000.  This Agreement, together with any other agreement and document executed in connection herewith are referred to herein as the “Transaction Documents”;

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Purchase and Sale.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the date hereof (the “Closing Date”), each Subscriber shall purchase and the Company shall sell to such Subscriber (the “Closing”) the number of Shares set forth in Exhibit A with respect to such Subscriber.  The Subscribers acknowledge that there is no minimum aggregate number of Shares that must be purchased pursuant to this Agreement.

2.           Payment for Shares; Delivery of Certificate.  On or prior to the Closing Date, the Subscriber shall transmit by wire transfer of immediately available funds to the client trust account of Wiggin and Dana LLP (the “Trust Account”), in accordance with the wire transfer instructions contained in the form of Escrow Agreement attached hereto as Exhibit B, an amount equal to the Purchase Price Per Share times the number of Shares purchased by such Subscriber.  On or promptly following the Closing Date, the Company shall deliver to each Subscriber in accordance with this Agreement a certificate representing the respective Shares purchased pursuant hereto.

3.           Subscriber’s Representations and Warranties.  Each Subscriber hereby, severally and not jointly, represents and warrants to and agrees with the Company that:

(a)           Organization and Standing of the Subscriber.  The Subscriber, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power to own its assets and to carry on its business as presently conducted and as contemplated by this Agreement.

(b)           Authorization and Power.  The Subscriber has the requisite power and authority to enter into and perform this Agreement and each other Transaction Document to which it is a party or by which it is bound and to purchase the Shares being sold to it hereunder.  The execution, delivery and performance by the Subscriber of this Agreement and each other Transaction Document to which the Subscriber is a party or by which it is bound and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or similar action, and no further consent or authorization of the Subscriber or its members or equity holders, as applicable, is required.  This Agreement and each other Transaction Document to which the Subscriber is a party or by which it is bound has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms hereof and thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(c)          No Conflicts.  The execution, delivery and performance of this Agreement and each other Transaction Document to which the Subscriber is a party or by which it is bound and the consummation by the Subscriber of the transactions contemplated hereby or thereby or relating hereto do not and will not (i) result in a violation of the Subscriber’s organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Subscriber).  The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and each other Transaction Document to which the Subscriber is a party or by which it is bound or to purchase its respective Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)          Information on Company.  The Subscriber has been informed by the Company that the Company files reports pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) (hereinafter called the “Reports”), has had the opportunity to review such Reports and has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the “Other Written Information”), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Shares.  The Subscriber understands that an investment in the Shares offered hereby is highly speculative and involves a high degree of risk and an investment should be made only by investors who can afford the loss of their entire investment.

(e)            Information on Subscriber.  The Subscriber is an “accredited investor”, as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company (including, without limitation, the Reports and Other Written Information) to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto and in the Subscriber Questionnaire provided herewith regarding the Subscriber is accurate.

(f)            Purchase of Shares.  On the Closing Date, the Subscriber will purchase its respective Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold such Shares for any minimum amount of time.

(g)           Compliance with Securities Act.  The Subscriber understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  Notwithstanding anything to the contrary contained in this Agreement, the Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Shares to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement and each other Transaction Document to which the Subscriber is a party or by which it is bound. For the purposes of this Agreement, an “Affiliate” means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act. With respect to a Subscriber, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Subscriber will be deemed to be an Affiliate of the Subscriber. Affiliate, when employed in connection with the Company, includes each Subsidiary of the Company (if any).  A “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

(h)           Shares Legend.  The certificate or certificates representing the Shares shall bear the following or similar legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAS MEDICAL SYSTEMS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(i)            Communication of Offer.  The Subscriber is not purchasing its respective Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(j)            No Governmental Review.  The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(k)           Correctness of Representations.  The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

4.           Company Representations and Warranties.  The Company represents and warrants to and agrees with the Subscriber that except as set forth in the Reports or the Other Written Information:

(a)           Due Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

(b)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which 11,557,495 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, non-assessable and are not subject to pre-emptive rights created by statutes, the Company’s articles of incorporation or by laws or any agreement to which the Company is a party or by which it is bound, and (ii) 1,000,000 shares of Series A Cumulative Convertible Preferred Stock, par value $0.001 per share, none of which is issued or outstanding.  The Company has no other authorized, issued or outstanding class of capital stock.  Except as set forth in Section 4(b) of the disclosure letter delivered to the Subscribers by the Company on the date hereof (the “Disclosure Letter”), there are no outstanding options, warrants, securities, notes or instruments convertible into or exercisable for any of the capital stock of the Company.

(c)           Authorization and Power.  The Company has the requisite power and authority to enter into and perform this Agreement and each other Transaction Document to which it is a party or by which it is bound and to issue the Shares being sold hereunder.  The execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which the Company is a party or by which it is bound and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its stockholders is required.  This Agreement and each other Transaction Document to which the Company is a party or by which it is bound has been duly authorized, executed and delivered by the Company and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof and thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement and each other Transaction Document to which the Company is a party or by which it is bound and the consummation by the Company of the transactions contemplated hereby or thereby or relating hereto do not and will not (i) result in a violation of the Company’s articles of incorporation or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Company is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Company or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Company).  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or arbitrator having jurisdiction over the Company or any of its Affiliates in order for it to execute, deliver or perform any of its obligations under this Agreement and each other Transaction Document to which the Company is a party or by which it is bound or to issue the Shares in accordance with the terms hereof, other than the filing and approval of a NASDAQ listing application with respect to the Shares and such consents, approvals and authorizations as shall have been received by the Company as of the Closing Date; provided, that for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Subscribers herein.

(e)           Reports.

(i)           The Company has timely filed and will timely file all Reports under the 1934 Act required to be filed by it with the Commission with respect to all periods commencing on or after January 1, 2008 and through the Closing Date.  None of the Reports (including all exhibits and schedules included or incorporated by reference therein, but excluding the financial statements included therein, which are dealt with in the following subsection), at the time filed, or any Other Written Information, at the time provided to the Subscriber, (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) failed to comply in all material respects with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder.

(ii)           The consolidated balance sheets and the related consolidated statements of operations and cash flow (including the related notes thereto) of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, complied as to form in all material respects with accounting requirements and the published rules and regulations of the Commission applicable thereto and present fairly in all material respects the consolidated financial position of the Company as of their respective dates, and the results of consolidated operations and consolidated cash flows for the periods presented therein, all in conformity with United States generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein.

(f)            The Shares.  The Shares upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and, issued, fully paid and nonassessable;

(iii)           will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company;

(iv)           will have been issued in reliance upon an exemption from the registration requirements of and, assuming the representations and warranties of the Subscribers herein are true and accurate, will have been issued in compliance with Section 4 under the 1933 Act.

(g)           Compliance with Laws.  The Company is not in violation of, default under, or conflict with, any applicable order, consent, approval, authorization, registration, declaration, filing, judgment, injunction, award, decree or writ of any governmental body or court of competent jurisdiction or any applicable law, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the Company taken as a whole.

(h)           Litigation.  Except as set forth in Section 4(h) of the Disclosure Letter, (i) there are no judicial, governmental, administrative or arbitral actions, claims, suits or proceedings or investigations pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective property or assets and (ii) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company.

(i)            Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct as of the Closing Date.

5.           Regulation D Offering.  The offer and issuance of the Shares to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

6.           Covenants of the Company and Subscriber Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend each Subscriber, such Subscriber’s officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon such Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or any other Transaction Document delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other Transaction Document entered into by the Company and Subscribers relating hereto.

(b)           Each Subscriber agrees, severally and not jointly, to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, Affiliates, and control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other Transaction Document delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other Transaction Document entered into by the Company and Subscribers, relating hereto.

7.           Registration Rights.

(a)           Required Registration.  The Company shall:

(i) subject to receipt of necessary information from the Subscribers, including a registration statement questionnaire, file with the Commission, within sixty (60) days after the Closing Date, a “shelf” registration statement for the resale of all of the Registrable Securities (as defined below) on a continuous basis pursuant to Rule 415 under the 1933 Act. The registration statement shall be on Form S-3 (or if such form is not available to the Company on another form appropriate for such registration in accordance herewith);

(ii) use its reasonable best efforts, subject to receipt of necessary information from the Subscribers, including a registration statement questionnaire, to cause the registration statement to become effective within one hundred twenty (120) days of the Closing Date;

(iii) use its reasonable best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith and take all such other actions as may be necessary to keep the registration statement current and effective, subject to any Blackout Period (as defined below), for a period (the “Registration Period”) ending, with respect to the Registrable Securities, on the earliest of (x) the date on which all Registrable Securities then held by the Subscriber may be sold or transferred in compliance with Rule 144 under the 1933 Act (“Rule 144”), (y) the date on which all Registrable Securities then held by the Subscriber may be sold or transferred by a Person who is not an affiliate of the Company pursuant to Rule 144 of the 1933 Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder, or (z) such time as all Registrable Securities held by the Subscriber have been sold (1) pursuant to a registration statement, (2) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (3) in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(iv) promptly furnish to the Subscriber with respect to the Registrable Securities registered under the registration statement such reasonable number of copies of the registration statement and prospectus, including any supplements to or amendments of the prospectus or registration statement, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Subscriber;

(v) promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Securities under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Securities in states specified in writing by the Subscriber; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

(vi) advise the Subscriber, within two (2) business days by e-mail, fax or other type of communication, and, if requested by the Subscriber, confirm such advice in writing: (x) after it receives notice or obtains knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the registration statement or of the initiation or threat of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or “blue sky” laws; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued and (y) when the prospectus or any supplements to or amendments of the prospectus have been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective.

(b)           Piggyback Registration. If at any time when there is not an effective registration statement covering all of the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the 1933 Act) or its then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Subscriber written notice of such determination and, if within seven (7) business days after receipt of such notice, such Subscriber shall so request in writing (which request shall specify the Registrable Securities intended to be disposed of by Subscriber), the Company will cause the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register by such Subscriber, to the extent required to permit the disposition of the Registrable Securities so to be registered (a “Piggyback Registration”), provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all of such securities, the Company may, at its election, give written notice of such determination to such Subscriber and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with the terms hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 7 for the same period as the delay in registering such other securities.  In the case of an underwritten public offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Registrable Securities, would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Registrable Securities of the Subscriber, then (x) the number of Registrable Securities of the Subscriber included in such registration statement shall be reduced on a pro rata basis with the other Subscribers, if the Company after consultation with the underwriter(s) recommends the inclusion of fewer Registrable Securities, or (y) none of the Registrable Securities of the Subscriber shall be included in such registration statement, if the Company after consultation with the underwriter(s) recommends the inclusion of none of such Registrable Securities; provided, however, that if securities are being offered for the account of other persons or entities as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Subscriber than the fraction of similar reductions imposed on such other persons or entities (other than the Company).

(c)           Registration Fees and Expenses. All fees and expenses incident to the performance of or compliance with this Section 7 by the Company shall be borne by the Company whether or not the registration statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the registration statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange, quotation system, market or over-the-counter bulletin board on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing or photocopying prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company's independent public accountants (including, in the case of an underwritten offering, the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters) and the Company’s legal counsel.  Notwithstanding the foregoing, each holder of Registrable Securities shall be responsible for its own legal fees, selling expenses and commissions.

(d)           Certain Defined Terms.  The following capitalized term shall have the following meaning:

“Registrable Securities” means (a) the Shares (or other securities issued or issuable to the Subscriber or its transferee or designee upon any dividend or distribution with respect to, any exchange for or any replacement of the Shares); (b) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (c) any other security issued as a dividend or other distribution with respect to, in exchange for, in replacement or redemption of, or in reduction of the liquidation value of, any of the securities referred to in the preceding clauses; provided, however, that such securities shall cease to be Registrable Securities when such securities have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, including, without limitation, in any transaction exempt from registration that results in the sale of freely tradable securities or when such securities may be sold without any restriction pursuant to Rule 144(b)(1)(i) under the 1933 Act as determined by the counsel to the Company.

(e)           Information Requirements. In connection with the filing of any registration statement, prospectus, supplemental prospectus and/or amended registration statement, the Company may require the Subscriber to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by the Subscriber and, if required by the Commission, the natural persons thereof that have voting and dispositive control over such shares of Common Stock. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because the Subscriber fails to furnish such information within three trading days of the Company’s request, any time by which the Company is required to file a registration statement, prospectus, supplemental prospectus and/or amended registration statement shall be tolled until such information is delivered to the Company, and, the Company may exclude from such registration the Registrable Securities of the Subscriber. The Subscriber agrees to furnish to the Company a completed selling stockholder questionnaire in customary form not less than three trading days following the Company’s request in connection with any filing pursuant hereto.

(f)            Blackout Periods.  If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under a registration statement, then the Company may (i) postpone or suspend filing or effectiveness of a registration statement or (ii) notify each Subscriber that the registration statement may not be used in connection with any sales of the Company’s securities, in each case, for a period not to exceed 30 consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 7(f) for more than 60 days in the aggregate during any 12 month period (each, a “Blackout Period”).

8.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be the address of Company set forth in the Preamble of this Agreement and the address of each Subscriber set forth on such Subscriber’s signature page hereto.

(b)           Entire Agreement; Assignment.  This Agreement and other Transaction Documents represent the entire agreement between the parties hereto with respect to the subject matter hereof.  Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.  All rights and obligations of the Company may be assigned, without prior notice to and the written consent of the Subscribers, to any successor of the Company.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed and delivered by facsimile or other means of electronic image transmission and any signature page so executed and delivered shall have the same force and effect as an original thereof.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Connecticut or in the federal courts located in the state of Connecticut.

(e)           Amendment and Waivers. Any term or provision of this Agreement or any Transaction Document may be amended, and the observance of any term of this Agreement or any Transaction Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the Company with the consent of Subscribers holding a majority of the Shares, and such waiver or amendment, as the case may be, shall be binding upon all parties. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

(f)            Specific Enforcement, Consent to Jurisdiction.  To the extent permitted by law, the Company and each Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 8(d) hereof, the Company and each Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Connecticut of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law.

(g)           Independent Nature of Subscriber Obligations and Rights.  The obligations of each Subscriber under any Transaction Document are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Subscriber pursuant thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. Each Subscriber has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Subscribers.

[Signature Pages Follow]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned parties have executed this Subscription Agreement as of the date first above written.

COMPANY:

CAS MEDICAL SYSTEMS, INC.
a Delaware corporation

By:  /s/ Jeffery A. Baird
Name:  Jeffery A. Baird
Title:  Chief Financial Officer

SUBSCRIBER SIGNATURE PAGE TO

CAS MEDICAL SYSTEMS, INC.

SUBSCRIPTION AGREEMENT

The undersigned hereby executes and delivers the Subscription Agreement to which this signature page is attached, which, together with all counterparts of the Agreement and signature pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.

Print Name: By: Name: Title: Address: Telephone: Facsimile: SOC/EIN#: Subscription Amount: $

Exhibit A
to Subscription Agreement

Name, Address and Fax Number of Purchaser	Shares of Common Stock Purchased	Subscription Amount
Saxony Real Estate LLC	65,000	$91,000
Barry N. Wish	100,000	$140,000
St. Alban’s Global Management, LLLP	200,000	$280,000
Edwin Levy	50,000	$70,000
Richard H. Molke	50,000	$70,000

Vadim Mostovoy	100,000	$140,000
AJ Investors	100,000	$140,000
AJ Investors #2	100,000	$140,000
Berenholz Capital Growth LLC	50,000	$70,000
BlueLine Capital Partners II, L.P.	50,000	$70,000
Sandra F. Pessin	400,000	$560,000

Gregory C. Lake	10,000	$14,000
Fred Ehrman	100,000	$140,000
TOTAL	1,375,000	$1,925,000

Exhibit B
to Subscription Agreement

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) dated as of June 16, 2010, is made by and among Wiggin and Dana LLP, as escrow agent (the “Escrow Agent”), Harris L. Berenholz (the “Lead Investor”), and CAS Medical Systems, Inc., a Delaware corporation (the “Company”), with respect to the following:

Recitals

WHEREAS, the Company wishes to sell to the Purchasers (as defined below) shares of Common Stock, par value $0.004 per share, of the Company (“Common Stock”); and

WHEREAS, the Company and the Lead Investor desire to establish an escrow account (the “Escrow Account”) with the Escrow Agent into which certain monies and documents will be deposited and held in escrow in connection with the sale of the Common Stock as set forth in the Subscription Agreement dated as of June 16, 2010 (the “Purchase Agreement”), among the Company and the Purchasers set forth therein; and

WHEREAS, the Escrow Agent has agreed to act as escrow agent on behalf of the Company and the Lead Investor on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises the parties agree as follows:

1.             DEFINED TERMS:  All capitalized terms used, but not otherwise defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

2.             APPOINTMENT OF ESCROW AGENT:   The Company and the Lead Investor each appoint the Escrow Agent to act as the escrow agent for the sale and purchase of the Common Stock contemplated by the Purchase Agreement.  The Escrow Agent agrees to act as escrow agent and perform the functions set forth in this Agreement subject to all its terms.

3.             DEPOSITS:

(a)           Purchasers:  The Lead Investor will direct that each Subscriber set forth in the Purchase Agreement (each, a “Purchaser”) present to and deposit with the Escrow Agent each of the following (the “Purchaser Documents”):

1.           Funds (in U.S. dollars) for payment of such Purchaser’s subscription amount for the Shares as set forth in the Purchase Agreement (“Subscription Payments”) to be paid into the Escrow Account by wire transfer in immediately available funds; and

2.           Signature pages to the Purchase Agreement executed by the Purchaser.

(b)           Company:  The Company will present to and deposit with the Escrow Agent each of the following (the “Company Documents”):

1.           The Purchase Agreement, duly executed by the Company; and

2.           One or more certificates evidencing a number of Shares equal to each Purchaser’s Subscription Payment divided by the Purchase Price per Share, duly authorized, issued, fully paid and non-assessable, registered in the name of each such Purchaser.

(c)           A facsimile copy of any signed document(s), amendment, instruction or waiver referred to herein (except for the Common Stock, for which signed originals are required) shall be sufficient for all purposes throughout this Agreement.

4.             INVESTMENT OF FUNDS:  All Subscription Payments shall be wired by each Purchaser to or deposited by the Escrow Agent into the Escrow Agent’s non-interest bearing Agent Account at Citibank, N.A. as follows:

Citibank, N.A.
Branch# 571
475 Steamboat Road, 3rd Floor
Greenwich, CT  06830
Credit to: Wiggin and Dana LLP, IOLTA Account
ABA/Routing#: 221172610
Account#: 1255235164
Swift Code: CITIUS33
Reference: CAS Medical Systems, Inc./[Purchaser Name]

5.             DISBURSEMENT:

(a)           REJECTED SUBSCRIPTIONS:  The Company shall notify in writing both the Lead Investor and the Escrow Agent if it elects not to accept any subscription, and in such event the Escrow Agent will return such Purchaser’s Purchaser Documents (including the Subscription Payment) to the Purchaser named therein.

(b)           RELEASE OF ESCROWED ITEMS AT CLOSING:  At Closing, upon receipt of a written joint direction from the Company and the Lead Investor (the “Joint Direction”), the Escrow Agent shall thereupon distribute:

(i)
the Subscription Payments with respect to the Shares (as specified in the Purchase Agreement) purchased by the Purchasers, to the Company’s account by wire transfer in immediately available funds, as set forth below;

(ii)
such corresponding original Share certificates and photocopies of the other Company Documents to each Purchaser by Federal Express or equivalent courier service at the Purchaser’s address as set forth in the Purchase Agreement or as otherwise directed; and

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(iii)	photocopies of the Purchaser Documents to the Company by Federal Express or equivalent courier service at the Company’s address as set forth in the Purchase Agreement.

The Escrow Agent shall distribute all escrowed items as soon as practicable following the Closing, but with respect to the applicable Subscription Payments, no later than the close of business on the following business day.

(c)           TERMINATION OF THE OFFERING:  If the Escrow Agent has not received the Joint Direction with respect to the Closing by the close of business on July 15, 2010 (or such later date as is agreed in writing by the Company and the Lead Investor), then the Escrow Agent shall promptly return all Company Documents to the Company and all Purchaser Documents (including all Subscription Payments) to the respective Purchasers.

(d)           COMPANY BANK ACCOUNT.  Any funds to be disbursed to the Company’s account pursuant to this Agreement shall be disbursed as follows:

NewAlliance Bank
195 Church Street
New Haven, CT  06510
ABA#: 211170130
Account Number:  7001166434
Account Name:  CAS Medical Systems, Inc.

6.             COLLECTED FUNDS:  No portion of the Subscription Payments shall be disbursed pursuant to Section 5 unless such funds have been received by the Escrow Agent in immediately available funds, or such funds have cleared.

7.             LIABILITY OF ESCROW AGENT:  In performing any duties under this Agreement the Escrow Agent shall not be liable to the Company, the Lead Investor or any other person for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent or its employees. The Escrow Agent shall not incur any such liability for (i) any act or failure to act or for any act omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including, without limitation, any written statement or affidavit (including, without limitation, a facsimile or an e-mail) that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority.

8.             FEES AND EXPENSES:  It is understood that the Escrow Agent is also acting as counsel to the Company and will be paid fees and usual charges agreed upon for services as counsel, but that the Escrow Agent shall not receive additional compensation for services as Escrow Agent pursuant to the terms of this Agreement. However, in the event that the conditions of this Agreement are not properly fulfilled by a person other than the Escrow Agent or if the Company or the Lead Investor requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Agreement or its subject matter, the Company shall compensate the Escrow Agent for such services and reimburse the Escrow Agent for all costs, reasonable attorneys’ fees

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and expenses occasioned by such default, delay, controversy or litigation and the Escrow Agent shall have the right to retain all documents or other things of value at any time held by the Escrow Agent pursuant to this Agreement until such compensation, fees, costs and expenses are paid. The Company agrees to pay these sums upon demand.

9.             CONTROVERSIES:  If any controversy arises between the parties to this Agreement, or with any other person, concerning the subject matter of this Agreement, or its terms or conditions, the Escrow Agent shall not determine the controversy or be required to take any action regarding such controversy.  In such event, in accordance with the provisions of Sections 7 and 10, the Escrow Agent shall not be liable for interest or damages, except in the case of gross negligence or willful misconduct on the part of the Escrow Agent or its employees. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to any such controversy to answer and litigate any claims and rights among themselves.  The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except that the Escrow Agent may retain an amount representing all costs, expenses, charges and attorneys’ fees incurred by the Escrow Agent due to the interpleader action.  Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligation and liability imposed by the terms of this Agreement.

10.           INDEMNIFICATION OF ESCROW AGENT:  The Company and its successors and assigns agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including costs of investigation, reasonable counsel fees and distribution amounts that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except for those incurred by virtue of the Escrow Agent’s or its employees’ gross negligence or willful misconduct. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

11.           TERMINATION:  This Agreement shall terminate ninety days following the Closing (or such later date as agreed in writing by the Company and the Lead Investor), without any notices to any person, unless earlier terminated pursuant to the terms hereof.  Sections 7, 8, 9 and 10 shall survive expiration or any earlier termination of this Agreement.

12.           RESIGNATION OF ESCROW AGENT:  The Escrow Agent may resign at any time upon giving at least ten (10) days prior written notice to the Company and the Lead Investor provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best effort to obtain a successor escrow agent within ten (10) days after receiving such notice. The successor escrow agent shall execute and deliver an instrument accepting such appointment and confirming its agreement with all of the terms of this Agreement, and it shall thereafter, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.  The Escrow Agent shall thereupon be discharged from any further duties and liabilities under this Agreement, but shall still be entitled to benefit from the provisions of Sections 7, 8, 9 and 10.

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13.           THIRD PARTY BENEFICIARIES:  The Purchasers are expressly made third party beneficiaries of this Agreement.

14.           MISCELLANEOUS:

(a)           GOVERNING LAWS; JURISDICTION:  This Agreement is created by and shall be construed under the applicable laws of the State of Connecticut, without giving effect to its conflicts of laws principles.  Any proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Connecticut, County of Fairfield, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Connecticut, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

(b)           COUNTERPARTS:  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

(c)           NOTICES:

As to the Company:

CAS Medical Systems, Inc.
44 East Industrial Road
Branford, CT  06405
Attention:  Jeffery A. Baird
Fax: 203-488-9438

As to the Escrow Agent:

Wiggin and Dana LLP
400 Atlantic Street
Stamford, CT  06901
Attn: Michael Grundei, Esq.
Fax: 203-363-7676

As to the Lead Investor:

Harris L. Berenholz
c/o Carpe Diem Advisors LLC
Wedgewood Park
444 Links Drive East
Oceanside, NY  11572
Email: hberenholz@carpediemadvisors.com

(d) ENTIRE AGREEMENT:  This Agreement represents the entire agreement of the parties with respect to the Escrow Account with the Escrow Agent and the Escrow Agent is not

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bound by any other agreements that may exist among the Purchasers, the Lead Investor and/or the Company.

(e) AUTHORIZATION FOR AMENDMENTS: This Agreement shall not be amended except pursuant to instructions in writing signed by all parties hereto, and with the written consent of a majority in interest of the Purchasers.

(f) FACSIMILE COPIES:  A facsimile or electronic copy of any signed document(s), amendment, instruction or waiver referred to herein (except for the Common Stock certificates, for which signed originals are required) shall be sufficient for all purposes throughout this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.

ESCROW AGENT:

WIGGIN AND DANA LLP

By:___________________________________
Name: Michael Grundei
Title: Partner

LEAD INVESTOR:

______________________________________
Harris L. Berenholz

COMPANY:

CAS MEDICAL SYSTEMS, INC.

By:____________________________________
Name:
Title:

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